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                                                                   EXHIBIT 1(a)


                           POST APARTMENT HOMES, L.P.

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                               October 20, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

Dear Sirs:

         Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. (each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Operating Partnership of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of September 25, 1996, as amended or modified from time to time (the "Indenture"), between the Operating Partnership and SunTrust Bank, Atlanta, as trustee (the "Trustee"). As of the date hereof, the Operating Partnership has authorized the issuance and sale of up to U.S. $344,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Operating Partnership shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Operating Partnership may from time to time authorize the issuance of additional Notes and that such

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additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Operating Partnership to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the applicable Agent), in which case such Agent will act as an agent of the Operating Partnership in soliciting offers for the purchase of Notes.

         Post Properties, Inc., a Georgia corporation (the "Company"), and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") registration statement on Form S-3 (No. 333-36595) for the registration of, among other securities, debt securities of the Operating Partnership (the "Debt Securities"), including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Notes pursuant to Rule 430A or Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that if any revised Prospectus shall be provided to the applicable Agent(s) by the Operating Partnership for use in connection with the offering of Notes (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to such applicable Agent(s) for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Notes to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Operating Partnership under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Operating Partnership after the registration statement became effective and before any acceptance by the Operating Partnership of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such

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financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         The term "Subsidiary" as used herein means a corporation or a partnership a majority of the outstanding equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1.        Appointment as Agent.

         (a) Appointment. Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Operating Partnership of the right to sell Notes directly on its own behalf and to appoint, upon at least 10 days' prior written notice to the Agents, additional persons to serve as Agents hereunder (provided that such persons are engaged on the same terms and conditions as those contained in this Agreement), the Operating Partnership hereby agrees that Notes will be sold to or through the Agents and that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes; provided, however, that notwithstanding anything to the contrary included in this Agreement, the Operating Partnership may accept any offer to purchase Notes from or through any broker or dealer (other than an Agent) if (i) the Operating Partnership shall not have solicited such offer,
(ii) such broker or dealer is engaged on substantially the same terms and conditions as those contained in this Agreement, except for the obligations described in Sections 8(a), 8(b) and 8(c) hereof, and (iii) the Operating Partnership notifies the Agents promptly following acceptance of such an offer.

         (b) Sale of Notes. The Operating Partnership shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Operating Partnership as principal. However, absent an agreement between an Agent and the Operating Partnership that such Agent shall be acting solely as an agent for the Operating Partnership, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Operating Partnership through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Operating Partnership as

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principal for resale to investors and other purchasers determined by such
Agents. Any purchase of Notes from the Operating Partnership by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon between an Agent and the Operating Partnership, such Agent, acting solely as an agent for the Operating Partnership and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Operating Partnership, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Operating Partnership, the Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Operating Partnership and the Agents agree that any Notes purchased from the Operating Partnership by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Operating Partnership shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Operating Partnership contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.        Representations and Warranties.

         (a) The Operating Partnership represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented, other than an amendment or supplement relating solely to the offering of securities other than the Notes (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

                           (1) The Operating Partnership meets the requirements
                  for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part

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                  thereof has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Operating Partnership, is contemplated or threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the 1939 Act. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

                           (2) The Registration Statement, at the time it
                  became effective, complied, and the Registration Statement and the Prospectus, at each Representation Date, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, at the date of the Prospectus and at each Representation Date, the Prospectus and any amendments and supplements thereto (unless the term "Prospectus" refers to a prospectus which has been provided to an Agent by the Operating Partnership for use in connection with an offering of Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to an Agent for such use) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Operating Partnership elects to rely upon Rule 434 of the 1933 Act Regulations, the Operating Partnership will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Agents expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of Notes, the Operating Partnership has complied or will comply with the requirements of Rule 111 of the 1933 Act Regulations relating to the payment of filing fees therefor.

                           (3) Each preliminary prospectus, preliminary
                  prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424

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                  under the 1933 Act, complied, when so filed, in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (4) The documents incorporated or deemed to be
                  incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the date of the Prospectus and as of each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (5) The accounting firm that certified the financial
                  statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

                           (6) The consolidated financial statements of the
                  Company and the Operating Partnership incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, at the respective dates indicated and the statement of operations, stockholders' equity, partners' equity, and cash flows of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus. The Company's and the Operating Partnership's ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the Prospectus under the captions "Ratios of Earnings to Fixed

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                  Charges and Preferred Stock Dividends" and in Exhibit 12.1 to
                  the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. In addition, any pro forma financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement.

                           (7) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business; (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Operating Partnership or its Subsidiaries (the "Properties") has occurred that is material to the Operating Partnership and its Subsidiaries considered as one enterprise; (C) there have been no transactions entered into by the Operating Partnership or any Subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Operating Partnership and its Subsidiaries considered as one enterprise or that would result, upon consummation, in any material inaccuracy in the representations contained in Section 2(a)(6) above;
                  (D) neither the Operating Partnership nor any Subsidiary has incurred any material obligation or liability, direct, contingent or otherwise; and (E) there has been no material change in the short-term debt or long-term debt of the Operating Partnership.

                           (8) The Operating Partnership has been duly formed
                  and is validly existing as a limited partnership in good standing under the Georgia Revised Uniform Limited Partnership Act (the "Georgia Act") with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the other agreements to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

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                           (9) Each of the Subsidiaries has been duly formed
                  and is validly existing and in good standing under the laws of its jurisdiction of organization with partnership or corporate power and authority to conduct the business in which it is engaged and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under any agreements to which it is a party. Each of the Subsidiaries is duly qualified as a foreign partnership, corporation or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property, the management of properties by others or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                           (10) All of the issued and outstanding shares of
                  capital stock and partnership interests, as the case may be, of each Subsidiary have been validly issued and fully paid and are owned by the Operating Partnership, the Company, another Subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John T. Glover. Except as otherwise disclosed in the Registration Statement or Prospectus, the Operating Partnership owns no direct or indirect equity interest in any entity other than its Subsidiaries.

                           (11) The Operating Partnership has full power and
                  authority to enter into and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

                           (12) The Indenture (A) has been duly authorized,
                  executed and delivered by the Operating Partnership, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such

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                  enforceability is considered in a proceeding at law or in
                  equity and except the effect on enforceability of (a) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) federal or state law limiting, delaying or prohibiting the making of payments outside the United States; and (B) conforms in all material respects to the description thereof in the Prospectus.

                           (13) The Notes have been duly authorized by the
                  Operating Partnership for offer, sale, issuance and delivery pursuant to this Agreement and when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of (a) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) federal or state law limiting, delaying or prohibiting the making of payments outside the United States. Such Notes will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture. The terms of such Notes conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. Such Notes rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding on the Delivery Date or that may be incurred thereafter, except that such Notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

                           (14) Neither the Operating Partnership nor any of
                  its Subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement or LLC agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which any of them may be bound, or to which any of their property or assets is subject, except for such defaults that could not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the execution and delivery of the Notes and the transactions contemplated herein or therein, including the issuance, sale and delivery of the Notes and the

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                  use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds," and compliance by the Operating Partnership with its obligations hereunder and thereunder, (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, nor (B) will such action result in any violation of the provisions of the (i) charter, bylaws, LLC agreement or partnership agreement of the Operating Partnership or any Subsidiary, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government agency or court, domestic or foreign, having jurisdiction over the Operating Partnership or any Subsidiary or any of their assets, properties or operations, except any violation that could not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership or any Subsidiary.

                           (15) No labor dispute with the employees of the
                  Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Operating Partnership, is imminent, which may result in a Material Adverse Effect.

                           (16) There is no action, suit or proceeding before
                  or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any Subsidiary thereof, any Property or any officer or director of the foregoing, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein or the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or the Notes. There is no pending legal or governmental proceedings to which the Operating Partnership or any Subsidiary is a party or of which any of their respective assets or properties is subject which could reasonably be expected to result in a Material Adverse Effect.

                           (17) There are no contracts or documents of the
                  Company or the Operating Partnership which are required to be described in the Registration

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                  Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                           (18) No authorization, approval or consent of any
                  court or governmental authority or agency is necessary or required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture and the Notes or in connection with the transactions contemplated under this Agreement, the Indenture, or the Notes, except such as have been already obtained or as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or real estate syndication laws or the rules of the National Association of Securities Dealers, Inc. ("NASD").

                           (19) The Operating Partnership and its Subsidiaries
                  own or possess trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Operating Partnership nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Operating Partnership or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                           (20) Each of the Operating Partnership and its
                  Subsidiaries has all permits, licenses, approvals, consents, certificates and other authorizations of and from (collectively, "Governmental Licenses") and has made all declarations and filings with all appropriate federal, state, local, foreign and other governmental authorities, all self regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such Governmental Licenses the absence of which, singly or in the aggregate, could be reasonably likely to result in a Material Adverse Effect. Neither the Operating Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably likely to result in a Material Adverse Effect.

                           (21) (A) Except as otherwise set forth in the
                  Registration Statement or Prospectus, the Operating Partnership has good and marketable fee simple title to the land underlying the Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television lines and facilities serving one or more of such Properties by the cable television providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) the ground lease under which the Operating Partnership leases the land on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under any such lease, or affecting or questioning the Operating Partnership's right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Operating Partnership or any Subsidiary which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Operating Partnership or any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or Prospectus or to the extent not material to the Operating Partnership, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; (G) the Operating Partnership does not have knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and
                  (H) other than with respect to the Property known as "Post Woods," the Operating Partnership is the beneficiary of title insurance on the Properties in amounts that were commercially reasonable at the time such policies were issued, and in each case such title insurance is in full force and effect.

                           (22) The Operating Partnership is not, and upon the
                  issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

                           (23) Except as disclosed in the Prospectus, (A) each
                  Property, including, without limitation, the Environment (as defined below) associated with each Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to the Properties, except for any Hazardous Substance that would not have any Material Adverse Effect; (B) neither the Operating Partnership nor any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in or under any Property or, to the knowledge of the Operating Partnership, any property adjacent to any Property that could result in the occurrence of liabilities under, or any violations of, any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity except any violation which could not be reasonably likely to result in a Material Adverse Effect; (C) neither the Operating Partnership nor any Subsidiary is engaged in or intends to engage in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) except as otherwise set forth in the Registration Statement or Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located which could be reasonably likely to result in a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof which could reasonably be likely to result in a Material Adverse

                  Effect; and (F) except as otherwise set forth in the Registration Statement or Prospectus, no Property (1) is included or, to the knowledge of the Operating Partnership or any Subsidiary, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership, or any subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

                           As used herein, "Hazardous Substance" shall include,
                  without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss. 9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                           (24) Each of the Operating Partnership and its
                  Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

                           (25) The assets of the Operating Partnership do not
                  constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                           (26) Except as otherwise set forth in the
                  Registration Statement or Prospectus, the mortgages and deeds of trust encumbering the properties and assets are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its Subsidiaries; except as otherwise disclosed in the Registration Statement or Prospectus, none of the Operating Partnership or any of its Subsidiaries holds participating interests in such mortgages and deeds of trust.

                           (27) The partnership agreement of the Operating
                  Partnership (the "Operating Partnership Agreement") has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of the Operating Partnership Agreement did not, at the time of execution and delivery, and does not constitute a breach of, or default under any material contract, lease or other instrument to which the Operating Partnership is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                           (28) The Company was organized and has operated in
                  conformity with the requirements for qualification and taxation as a REIT for each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                           (29) The Operating Partnership and each of the
                  Subsidiary Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                           (30) Each of the Company, the Operating Partnership
                  and its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

                           (31) The Notes, upon issuance, will be excluded or
                  exempted under, or beyond the purview of, the Commodity Exchange Act, as amended, and the rules and regulations of the Commodity Futures Trading Commission under such Act, as amended.

                           (32) To the Operating Partnership's knowledge after
                  due inquiry, the Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated Baa1 Moody's Investors Service, Inc. and BBB+ by Standard & Poor's Ratings Service, or such other rating as to which the Operating Partnership shall have most recently notified the Agents pursuant to Section 4(b) hereof.

         (b) Additional Certifications. Any certificate signed by any officer of the Operating Partnership (or any officer of the Company) or any of its Subsidiaries and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Operating Partnership to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3.        Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Unless otherwise agreed between an Agent and the Operating Partnership, Notes shall be purchased by such Agent as principal. Notes purchased from the Operating Partnership by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Operating Partnership (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Operating Partnership). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Operating Partnership as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Operating Partnership in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Operating Partnership by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinions of counsel and comfort letter, if any, pursuant to Sections 8(b), 8(c) and 8(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, when agreed by the Operating Partnership and an Agent, such Agent, as an agent of the Operating Partnership, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Operating Partnership and such Agent.

         The Operating Partnership reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Operating Partnership, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Operating Partnership, such Agent will suspend solicitation of offers for the purchase of Notes from the Operating Partnership until such time as the Operating Partnership has advised such Agent that such solicitation may be resumed.

         The Operating Partnership agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Operating Partnership as a result of a solicitation made by such Agent, as an agent of the Operating Partnership, as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Operating Partnership and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Operating Partnership in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. The Agents and the Operating Partnership agree to perform, and the Operating Partnership agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures set forth in Exhibit B hereto (the "Procedures").

SECTION 4.        Covenants of the Operating Partnership.

         Each of the Operating Partnership and the Company covenants and agrees with each Agent as follows:

         (a) Preparation of Pricing Supplements. The Operating Partnership will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Operating Partnership will use its best efforts to deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (b) Notice of Certain Events. The Operating Partnership will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, including any documents incorporated therein by reference, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any Debt Securities (including the Notes) of the Operating Partnership, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such Debt Securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such Debt Securities. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) Filing or Use of Amendments. The Operating Partnership will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agents or counsel for the Agents shall reasonably object.

         (d) Delivery of the Registration Statement. The Operating Partnership has furnished to each Agent and to counsel for the Agents, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. Copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Delivery of the Prospectus. The Operating Partnership will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Operating Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Operating Partnership will promptly prepare and file with the Commission, subject to Section 4(c) hereof, such amendment or supplement, in form and substance reasonably satisfactory to counsel for the Agents, as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Operating Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

         (g) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Operating Partnership with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Operating Partnership for the preceding fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to include or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (i) Earning Statements. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (j) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

         (k) Restriction on Offers and Sales of Securities. Unless otherwise agreed upon between one or more Agents acting as principal and the Operating Partnership, between the date of the agreement by such Agent(s) to purchase the related Notes from the Operating Partnership and the Settlement Date with respect thereto, the Operating Partnership will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the type which could be offered under the Program of the Operating Partnership (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         (l) Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (m) Suspension of Certain Obligations. The Operating Partnership shall not be required to comply with the provisions of subsection (f), (g) or
(h) of this Section 4 during any period from the time (i) the Operating Partnership requests that the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents (provided, however, that such suspension shall be automatic, unless an Agent is holding Notes as principal as described in clause (ii) below, from the time the Operating Partnership shall have released to the general public interim or audited financial information as described in Sections 4(g) or (h) until the earlier to occur of (a) the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, (b) the filing of the general public interim or audited financial information as described in Sections 4(g) or (h) pursuant to a Current Report on Form 8-K or (c) a verbal request by the Operating Partnership to any Agent that such Agent resume solicitation of offers for the purchase of Notes) and (ii) no Agent shall then hold any Notes purchased from the Operating Partnership as principal less than 180 days prior to such date (unless, in the discretion of any Agent then holding Notes as principal, such Agent waives the requirements of this clause (ii)), as the case may be, until the time the Operating Partnership shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Operating Partnership as principal.

SECTION 5.        Payment of Expenses.

         The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including: (a) the preparation, filing, printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto; (b) the preparation and delivery of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes; (c) the preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;
(d) the reasonable fees and disbursements of the Operating Partnership's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the fees and disbursements of the Trustee;
(e) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby; (f) the fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes; (g) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; (h) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the NASD of the terms of the sale of the Notes; (i) any advertising and other out-of-pocket expenses of the Agents relating to the Notes reasonably incurred with the approval of the Operating Partnership; and (j) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the Agent(s) of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

SECTION 6.        Conditions of Agents' Obligations.

         The obligations of one or more Agents to purchase Notes from the Operating Partnership as principal and to solicit offers for the purchase of Notes as an agent of the Operating Partnership, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Operating Partnership, will be subject to the accuracy of the representations and warranties on the part of the Operating Partnership herein contained or contained in any certificate of an officer of the Operating Partnership, the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance and observance by the Operating Partnership of its covenants and other obligations hereunder, and to the following additional conditions precedent:

         (a) (i) The Registration Statement (including any Rule 462(b) Registration Statement) shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents, (ii) the rating assigned by any nationally recognized statistical rating organization to the Notes or any Debt Securities of the Operating Partnership as of the applicable Representation Date shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Notes or any Debt Securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading; and (iii) there shall not have come to an Agent's attention any facts that would cause such Agent to reasonably believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         (b) The Agents shall have received the opinion, dated as of the date hereof, of King & Spalding, counsel for the Company, the Operating Partnership and the Subsidiaries, in form and substance satisfactory to counsel for the Agents, to the effect that:

                           (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the Georgia Act. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign partnership in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Operating Partnership have been duly authorized and validly issued and fully paid.

                           (ii) Each of Post Services, Inc., Post Asset Management, Inc., Post Landscape Services, Inc. and RAM Partners, Inc. and any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X (collectively, the "Significant Subsidiaries") has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Significant Subsidiaries has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign corporation or partnership and is in good standing in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding shares of capital stock, LLC interests and partnership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than as set forth in the Registration Statement or Prospectus or the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John
                  T. Glover. The ownership of the shares of capital stock of each Significant Subsidiary is as described in the Registration Statement or Prospectus.

                           (iii) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.

                           (iv) The Notes have been duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor as specified in this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.

                           (v) This Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership, and the Operating Partnership has the power and authority to perform its obligations hereunder.

                           (vi)     The execution and delivery of this
                  Agreement by the Operating Partnership, and the performance by the Operating Partnership of its obligations hereunder and the consummation of the transactions contemplated hereunder, did not, do not and will not conflict with or constitute a breach or violation of, or default under: (A) to the knowledge of counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Operating Partnership is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject; (B) the certificate of limited partnership or partnership agreement of the Operating Partnership; or (C) to the knowledge of counsel, any applicable law, rule, order, administrative regulation or administrative or court decree, except that no opinion is expressed under this clause (C) as to the Agreement with respect to federal, state or foreign securities laws.

                           (vii) The Registration Statement is effective under the 1933 Act and, to counsel's knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

                           (viii) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                           (ix) No consent, approval, authorization or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than the Operating Partnership is required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or the Notes, except such as may be required under the 1933 Act, the 1939 Act, and the securities, Blue Sky or real estate syndication laws of various states or the rules of the NASD in connection with the offer and sale of the Notes.

                           (x) To the knowledge of counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Significant Subsidiary or any material property of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Significant Subsidiary or any such property, could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement. To the knowledge of counsel, there are no contracts or documents of the Operating Partnership or any Significant Subsidiary which are required by the 1933 Act, or by the 1933 Act Regulations, the 1934 Act, or the 1934 Act Regulations to be filed as exhibits to the Registration Statement, the Prospectus or the documents incorporated by reference which have not been so filed as exhibits as required.

                           (xi)     None of the Company, the Operating
                  Partnership or any Subsidiary is required to be registered as an investment company under the 1940 Act.

                           (xii) The information (A) in the Prospectus and the applicable Prospectus Supplement under the headings "Description of Debt Securities," "Description of Notes," "Certain United States Federal Income Tax Considerations" and "Federal Income Tax Considerations" and (B) in the Operating Partnership's Form 10 under "Recent Sales of Unregistered Securities," to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

                           (xiii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                           (xiv) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

                           (xv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                           (xvi)    The Operating Partnership and each
                  Significant Subsidiary that is a partnership ("Subsidiary Partnership") are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

         (c) The Agents shall have received the opinion, dated as of the date hereof, of Hogan & Hartson L.L.P., counsel for the Agents, with respect to the matters set forth in (i) (first sentence only), (iii), (iv), (v), (vii),
(viii), (xii) (solely with respect to information set forth in "Description of Debt Securities" and "Description of Notes"), and (xiii) of Section 6(b) above.

         (d) In rendering their opinions required by Sections 6(b) and 6(c), respectively, King & Spalding and Hogan & Hartson L.L.P. shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement or any amendment thereto (except for financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), as of the time it became effective under the 1933 Act (and as of the time of filing of the Operating Partnership's Annual Report on Form 10-K, if filed subsequent to the time of effectiveness) or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In giving their opinions required by Section 6(b) and 6(c), such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Company and (B) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Agents. In giving their belief required in this Section 6(d), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof.

         (e) On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President or a Vice President of the

Company and of the chief financial officer and chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Operating Partnership herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,
(iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are threatened by the Commission.

         (f) The Agents shall have received a letter from Price Waterhouse LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that: (i) they are independent accountants with respect to the Company, the Operating Partnership and their Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that, (A) any material modifications should be made to the unaudited condensed financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP or (B) the unaudited condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) at the date of the latest available consolidated interim financial data, there has been any change in the Common Stock of the Company or partnership interests in the Operating Partnership or in the consolidated long term debt of the Company and the Operating Partnership or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus at the date of the latest available consolidated interim financial data, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per share of common stock of the Company and the Operating Partnership, as applicable, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) based upon inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to our attention that (A) there was any change at a specified date not more than five days prior to the date hereof in the capital stock, increase in debt or any decreases in consolidated net assets, stockholders' equity and accumulated earnings, partners' equity, as applicable, of the Company as compared with amounts shown on the most recent consolidated balance sheets included or incorporated by reference in the Registration Statement and the Prospectus, or (B) for the period from the date of the latest available consolidated interim financial data to a specified date not more than five days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total amount of income before extraordinary items or of net income, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial and statistical information to be in agreement with relevant accounting, financial and other records of the Company and the Operating Partnership and their Subsidiaries identified in such letter.

         (g) The Agents shall have received a letter from Ernst & Young LLP dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that: (i) they are independent accountants with respect to Columbus Realty Trust ("Columbus") and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited financial statements of Columbus included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that, (A) any material modifications should be made to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP or (B) the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) at the date of the latest available consolidated interim financial data, there has been any change in the capital stock of Columbus or in the consolidated long term debt of Columbus or any decrease in the consolidated net current assets of Columbus, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus at the date of the latest available consolidated interim financial data, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated income before extraordinary items or consolidated income before extraordinary items per share of common stock or in consolidated net income or consolidated net income per share of common stock of Columbus, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) based upon inquiries of certain officials of Columbus who have responsibility for financial and accounting matters, nothing came to our attention that (A) there was any change at a specified date not more than five days prior to the date hereof in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or equity of Columbus as compared with amounts shown on the most recent consolidated balance sheets included or incorporated by reference in the Registration Statement and the Prospectus, or (B) for the period from the date of the latest available consolidated interim financial data to a specified date not more than five days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of consolidated income before extraordinary items or of consolidated net income, except in all instances for changes or decreases which the Registration Statement and Prospectus disclose have occurred or may occur.

         (h) On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         (i) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Operating Partnership at any time and any such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 9, 10, 11, 15 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION  7.       Delivery of and Payment for Notes Sold through an Agent as
                  Agent.

         Delivery of Notes sold through an Agent as an agent of the Operating Partnership shall be made by the Operating Partnership to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Operating Partnership and deliver such Note to the Operating Partnership and, if such Agent has theretofore paid the Operating Partnership for such Note, the Operating Partnership will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Operating Partnership will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Operating Partnership's account.

SECTION 8.        Additional Covenants of the Operating Partnership.

         The Operating Partnership further covenants and agrees with each Agent as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Operating Partnership herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time, other than an amendment or supplement relating to the offering of securities other than the Notes).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Operating Partnership shall file a Form 10-K or Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes), if requested in writing by the Agent or Agents, (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more Agents as principal or (iv) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal).

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Operating Partnership shall file a Form 10-K or Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes), if requested in writing by the Agent or Agents, (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more Agents as principal or (iv) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of King & Spalding, counsel to the Operating Partnership, or other counsel reasonably satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinion referred to in Section 6(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); except for the opinion required under Section 6(b)(xv).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Operating Partnership shall file a Form 10-K or a Form 10-Q with the Commission, unless otherwise waived by the Agents, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes, the filing of a Form 10-K or Form 10-Q with the Commission or relating solely to the offering of securities other than the Notes) if requested in writing by the Agent or Agents or (iii) (if requested in writing by the Agent or Agents) the Operating Partnership sells Notes to one or more Agents as principal, the Operating Partnership shall cause Price Waterhouse L.L.P. or such other accounting firm that has certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s), of the same tenor as the letter referred to in Sections 6(f) and (g) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION 9.        Indemnification.

         (a) Indemnification of the Agents. The Operating Partnership agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any director, officer, employee or affiliate thereof, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Operating Partnership; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Operating Partnership, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Operating Partnership, its directors, officers, employees and affiliates, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the

Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 9(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 10.  Contribution.

         If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Operating Partnership and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

         The relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 10, no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         In addition, in connection with an offering of Notes purchased from the Operating Partnership by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 10 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Operating Partnership.

         For purposes of this Section 10, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.

SECTION 11.       Representations, Warranties and Agreements to Survive
                  Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any termination of this Agreement or investigation made by or on behalf of any of the Agents or any controlling person of an Agent, or by or on behalf of the Company and the Operating Partnership, and shall survive each delivery of and payment for the Notes.

SECTION 12.       Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Operating Partnership as principal) may be terminated for any reason, at any time by either the Operating Partnership or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination.

         (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal, immediately upon notice to the Operating Partnership, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, assets or business prospects of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Notes are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc. or if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or if the Notes are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related country or countries, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any Debt Securities (including the Notes) of the Operating Partnership as of the date of such agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any Preferred Stock of the Company, the Program or any such debt securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading.

         (c) General. In the event of any such termination, such termination shall be without liability of any party to any other party except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Operating Partnership as principal or (b) an offer to purchase any of the Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until the earlier of (A) such Notes are so resold or delivered or (B) 180 days, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 15 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 13.       Default by One or More of the Agents.

         If the Operating Partnership and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Operating Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

                  (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents, or

                  (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default.

         In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Operating Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 14.       Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower - 10th Floor, New York, New York 10281- 1310, attention: MTN Product Management, and J.P. Morgan Securities Inc., 60 Wall Street, Medium-Term Note Desk - 3rd Floor, New York, New York 10260 and notices to the Company and the Operating Partnership shall be directed to them at 3350 Cumberland Circle, N.W., Suite 2200, Atlanta, Georgia 30339, attention: John T. Glover, President.

SECTION 15.       Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 9 and 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.       GOVERNING LAW; FORUM.

         THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OPERATING PARTNERSHIP AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT

OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 17.       Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.       Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Operating Partnership in accordance with its terms.

                                    Very truly yours,

                                    POST APARTMENT HOMES, L.P.

                                    By: Post Properties, Inc., its
                                          general partner

                                             By: /s/ John T. Glover
                                                --------------------------
                                                Name:  John T. Glover
                                                Title: Chief Operating Officer

CONFIRMED AND ACCEPTED,
  AS OF THE DATE FIRST ABOVE WRITTEN:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: /s/ Scott Primrose
   -----------------------------------
      Authorized Signatory

J.P. MORGAN SECURITIES INC.

By: /s/ Keysha Bailey
   -----------------------------------
      Authorized Signatory

                                                                      EXHIBIT A

         The following terms, if applicable, shall be agreed to by one or more Agents and the Operating Partnership in connection with each sale of Notes:

         Principal Amount: $_______
                  (or principal amount of foreign currency or composite
                   currency)
         Interest Rate or Formula:
                  If Fixed Rate Note,
                     Interest Rate:
                     Interest Payment Dates:
                  If Floating Rate Note,
                     Interest Rate Basis(es):
                                If LIBOR,
                                    o LIBOR Reuters Page:
                                    o LIBOR Telerate Page:
                                    Designated LIBOR Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                           [ ] Weekly Average
                                           [ ] Monthly Average
                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Payment Dates:
                     Default Rate:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Day Count Convention:
                     Calculation Agent:
         Redemption Provisions:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         Repayment Provisions:
                  Optional Repayment Date(s):
         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Authorized Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Price to Public: ___%, plus accrued interest, if any, from ___________ Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 8(b) of the Distribution Agreement. Legal Opinions pursuant to Section 8(c) of the Distribution Agreement. Comfort Letter pursuant to Section 8(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Operating Partnership shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                            PERCENT OF
MATURITY RANGES                                         PRINCIPAL AMOUNT
---------------                                         ----------------
From 9 months to less than 1 year ....................       .125%

From 1 year to less than 18 months ...................       .150

From 18 months to less than 2 years ..................       .200

From 2 years to less than 3 years ....................       .250

From 3 years to less than 4 years ....................       .350

From 4 years to less than 5 years ....................       .450

From 5 years to less than 6 years ....................       .500

From 6 years to less than 7 years ....................       .550

From 7 years to less than 10 years ...................       .600

From 10 years to less than 15 years ..................       .625

From 15 years to less than 20 years ..................       .700

From 20 years to 30 years ............................       .750

Greater than 30 years ................................       *

----------------------
* As agreed to by the Operating Partnership and the applicable Agent at the time of the sale.

                                                                      EXHIBIT B

                           POST APARTMENT HOMES, L.P.

                           ADMINISTRATIVE PROCEDURES

               FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                         (Dated as of October 20, 1997)

      Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuing basis by Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated October 20, 1997 (the "Distribution Agreement"), by and among the Operating Partnership and the Agents. The Distribution Agreement provides both for the sale of Notes by the Operating Partnership to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the related Agent or Agents), in which case each such Agent will act as an agent of the Operating Partnership in soliciting offers to purchase the Notes.

      Unless otherwise agreed by the related Agent or Agents and the Operating Partnership, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Operating Partnership (which terms shall be agreed upon orally, with written confirmation prepared promptly by the related Agent or Agents and mailed promptly to the Operating Partnership). If agreed upon by any Agent or Agents and the Operating Partnership, the Agent or Agents, acting solely as agent or agents for the Operating Partnership and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

      The Notes will be issued as a series of debt securities under an Indenture, dated as of September 25, 1996, as amended, supplemented or modified from time to time (the "Indenture"), between the Operating Partnership and SunTrust Bank, Atlanta, as trustee (together with any successor in such capacity, the "Trustee"). Post Properties, Inc., a Georgia corporation (the "Company") and the Operating Partnership have filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering, among other things, debt securities of the Operating Partnership (which includes the Notes) (the "Registration Statement"). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus." The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

      The Notes will either be issued (a) in book-entry form and represented by one or more fully registered global Notes (each, a "Global Note") delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

      General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                  PART I:           PROCEDURES OF GENERAL
                                        APPLICABILITY

Date of Issuance/
Authentication:                         Each Note will be dated as of the date
                                        of its authentication by the Trustee.
                                        Each Note shall also bear an original
                                        issue date (each, an "Original Issue
                                        Date"). The Original Issue Date shall
                                        remain the same for all Notes
                                        subsequently issued upon transfer,
                                        exchange or substitution of an original
                                        Note regardless of their dates of
                                        authentication.

    Maturities:                         Each Note will mature on a date nine
                                        months or more from its Original Issue
                                        Date (the "Stated Maturity Date")
                                        selected by the investor or other
                                        purchaser and agreed to by the
                                        Operating Partnership.

    Registration:                       Unless otherwise specified in the
                                        applicable Pricing Supplement, Notes
                                        will be issued only in fully registered
                                        form.

    Denominations:                      Unless otherwise specified in the
                                        applicable Pricing Supplement, the
                                        Notes will be issued in denominations of $1,000 and integral multiples thereof.

    Interest Rate Bases:                Unless otherwise specified in the
                                        applicable Pricing Supplement, the
                                        Notes will bear interest at (A) fixed
                                        rates ("Fixed Rate Notes") or (B)
                                        floating rates ("Floating Rate Notes")
                                        determined by reference to one or more
                                        Interest Rate Bases or formulas, as
                                        adjusted by the Spread and/or Spread
                                        Multiplier, if any, applicable to such
                                        Floating Rate Notes.

    Redemption/Repayment:               The Notes will be subject to redemption
                                        by the Operating Partnership in
                                        accordance with the terms of the Notes,
                                        which will be fixed at the time of sale
                                        and set forth in the applicable Note
                                        and Pricing Supplement. If no Initial
                                        Redemption Date is specified on the
                                        face of a Note, such Note will not be
                                        redeemable prior to its Stated Maturity
                                        Date.

                                        The Notes will be subject to repayment
                                        at the option of the Holders thereof in
                                        accordance with the terms of the Notes,
                                        which will be fixed at the time of sale
                                        and set forth in the applicable Note
                                        and Pricing Supplement. If no Optional
                                        Repayment Date is specified on the face
                                        of a Note, such Note will not be
                                        repayable at the option of the Holder
                                        prior to its Stated Maturity Date.

    Calculation of Interest:            Unless otherwise specified in the
                                        applicable Pricing Supplement, interest
                                        on each Fixed Rate Note (including
                                        payments for partial periods) will be
                                        calculated and paid on the basis of a
                                        360-day year of twelve 30-day months.

                                        The interest rate on each Floating Rate
                                        Note will be calculated by reference to
                                        the specified Interest Rate Basis or
                                        Bases plus or minus the applicable
                                        Spread, if any, and/or multiplied by
                                        the applicable Spread Multiplier, if
                                        any.

                                        Unless otherwise specified in the
                                        applicable Pricing Supplement, interest
                                        on each Floating Rate Note will be
                                        calculated by multiplying its principal
                                        amount by an accrued interest factor.
                                        Such accrued interest factor is
                                        computed by adding the interest factor
                                        calculated for each day in the period
                                        for which accrued interest is being
                                        calculated. Unless otherwise specified
                                        in the applicable Pricing Supplement,
                                        the interest factor for each such day
                                        is computed by dividing the interest
                                        rate applicable to such day by 360 if
                                        the CD Rate, Commercial Paper Rate,
                                        Eleventh District Cost of Funds Rate,
                                        Federal Funds Rate, LIBOR or Prime Rate
                                        is an applicable Interest Rate Basis,
                                        or by the actual number of days in the
                                        year if the CMT Rate or Treasury Rate
                                        is an applicable Interest Rate Basis.
                                        The interest factor for Notes for which
                                        the interest rate is calculated with
                                        reference to two or more Interest Rate
                                        Bases will be calculated in each period
                                        in the same manner as if only the
                                        applicable Interest Rate Basis
                                        specified in the applicable Pricing
                                        Supplement applied.

Interest:                               General. Each Note will bear interest in
                                        accordance with its terms. Unless
                                        otherwise specified in the applicable
                                        Pricing Supplement, interest on each
                                        Note will accrue from and including the
                                        Original Issue Date of such Note for
                                        the first interest period or from the
                                        most recent Interest Payment Date (as
                                        defined below) to which interest has
                                        been paid or duly provided for all
                                        subsequent interest periods to but
                                        excluding the applicable Interest
                                        Payment Date or the Stated Maturity Date or date of earlier redemption, repayment or acceleration of maturity or if the maturity of the Note is extended, the new date of maturity specified in a notice of such exercise, as the case may be (the Stated Maturity Date or such earlier or later date, as the case may be, if referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                                        If an Interest Payment Date or the
                                        Maturity Date with respect to any Fixed
                                        Rate Note falls on a day that is not a
                                        Business Day (as defined in the
                                        Prospectus), the required payment to be
                                        made on such day need not be made on
                                        such day, but may be made on the next
                                        succeeding Business Day with the same
                                        force and effect as if made on such
                                        day, and no interest shall accrue on
                                        such payment for the period from and
                                        after such day to the next succeeding
                                        Business Day. If an Interest Payment
                                        Date other than the Maturity Date with
                                        respect to any Floating Rate Note would
                                        otherwise fall on a day that is not a
                                        Business Day, such Interest Payment
                                        Date will be postponed to the next
                                        succeeding Business Day, except that in
                                        the case of a Note for which LIBOR is
                                        an applicable Interest Rate Basis, if
                                        such Business Day falls in the next
                                        succeeding calendar month, such
                                        Interest Payment Date will be the
                                        immediately preceding Business Day. If
                                        the Maturity Date with respect to any
                                        Floating Rate Note falls on a day that
                                        is not a Business Day, the required
                                        payment to be made on such day need not
                                        be made on such day, but may be made on
                                        the next succeeding Business

                                        Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day.

                                        Regular Record Dates. Unless otherwise
                                        specified in the applicable Pricing
                                        Supplement, the "Regular Record Date"
                                        for a Note shall be the date 15
                                        calendar days (whether or not a
                                        Business Day) preceding the applicable
                                        Interest Payment Date.

                                        Interest Payment Dates. Interest
                                        payments will be made on each Interest
                                        Payment Date commencing with the first
                                        Interest Payment Date following the
                                        Original Issue Date; provided, however,
                                        the first payment of interest on any
                                        Note originally issued between a
                                        Regular Record Date and an Interest
                                        Payment Date will occur on the Interest
                                        Payment Date immediately following the
                                        next succeeding Regular Record Date.

                                        Unless otherwise specified in the
                                        applicable Pricing Supplement, interest
                                        payments on Fixed Rate Notes will be
                                        made semiannually in arrears on May 1
                                        and November 1 of each year and on the
                                        Maturity Date, while interest payments
                                        on Floating Rate Notes will be made as
                                        specified in the applicable Pricing
                                        Supplement.

Acceptance and
Rejection of Offers
from Solicitation
as Agents:                              If agreed upon by any Agent and the
                                        Operating Partnership, then such Agent
                                        acting solely as agent for the
                                        Operating Partnership and not as
                                        principal will solicit purchases of the
                                        Notes. Each Agent will communicate to
                                        the Operating Partnership, orally or in
                                        writing, each reasonable offer to
                                        purchase Notes solicited by such Agent
                                        on an agency basis, other than those
                                        offers rejected by such Agent. Each
                                        Agent has the right, in its discretion
                                        reasonably exercised, to reject any
                                        proposed purchase of Notes, as a whole
                                        or in part, and any such rejection
                                        shall not be a breach of such Agent's
                                        agreement contained in the Distribution
                                        Agreement. The Operating Partnership
                                        has the sole right to accept or reject
                                        any proposed purchase of Notes, in
                                        whole or in part, and any such
                                        rejection shall not constitute a breach
                                        of the Operating Partnership's
                                        agreement contained in the Distribution
                                        Agreement. Each Agent has agreed to
                                        make reasonable efforts to assist the
                                        Operating Partnership in obtaining
                                        performance by each purchaser whose
                                        offer to purchase Notes has been
                                        solicited by such Agent and accepted by
                                        the Operating Partnership.

Preparation of
Pricing Supplement:                     If any offer to purchase a Note is
                                        accepted by the Operating Partnership,
                                        the Operating Partnership will promptly
                                        prepare a Pricing Supplement reflecting
                                        the terms of such Note. Information to
                                        be included in the Pricing Supplement
                                        shall include:

                                        1.     the name of the Operating
                                               Partnership;

                                        2.     the title of the Notes;

                                        3.     the date of the Pricing
                                               Supplement and the date of the
                                               Prospectus to which the Pricing
                                               Supplement relates;

                                        4.     the name of the Offering Agent
                                               (as defined below);

                                        5.     whether such Notes are being
                                               sold to the Offering Agent as
                                               principal or to an investor or
                                               other purchaser through the
                                               Offering Agent acting as agent
                                               for the Operating Partnership;

                                        6.     with respect to Notes sold to
                                               the Offering Agent as principal,
                                               whether such Notes will be
                                               resold by the Offering Agent to
                                               investors and other purchasers
                                               at (i) a fixed public offering
                                               price of a specified percentage
                                               of their principal amount or
                                               (ii) at varying prices related
                                               to prevailing market prices at
                                               the time of resale to be
                                               determined by the Offering
                                               Agent;

                                        7.     with respect to Notes sold to an
                                               investor or other purchaser
                                               through the Offering Agent
                                               acting as agent for the
                                               Operating Partnership, whether
                                               such Notes will be sold at (i)
                                               100% of their principal amount
                                               or (ii) a specified percentage
                                               of their principal amount;

                                        8.     the Offering Agent's discount
                                               or commission;

                                        9.     Net proceeds to the Operating
                                               Partnership;

                                       10.     the Principal Amount, Specified
                                               Currency, Original Issue Date,
                                               Stated Maturity Date, Interest
                                               Payment Date(s), Authorized
                                               Denomination, Initial
                                               Redemption Date, if any,
                                               Initial Redemption Percentage,
                                               if any, Annual Redemption
                                               Percentage Reduction, if any,
                                               Optional Repayment Date(s), if
                                               any, Exchange Rate Agent, if
                                               any, and, in the case of Fixed
                                               Rate Notes, the Interest Rate,
                                               and, in the case of Floating
                                               Rate Notes, the Interest
                                               Category, the Interest Rate
                                               Basis or Bases, Day Count
                                               Convention, Index Maturity (if
                                               applicable), Initial Interest
                                               Rate, if any, Maximum Interest
                                               Rate, if any, Minimum Interest
                                               Rate, if any, Initial Interest
                                               Reset Date, Interest Reset
                                               Dates, Spread and/or Spread
                                               Multiplier, if any, and
                                               Calculation Agent, and, in the
                                               case of Discount Notes, the
                                               Issue Price; and

                                       11.     any other additional provisions
                                               of the Notes material to
                                               investors or other purchasers of
                                               the Notes not otherwise specified
                                               in the Prospectus.

                                       The Operating Partnership shall send
                                       such Pricing Supplement by telecopy or
                                       overnight express (for delivery by the
                                       close of business on the applicable
                                       trade date, but in no event later than
                                       11:00 a.m., New York City time, on the
                                       Business Day following the applicable
                                       trade date) to the Agent which made or
                                       presented the offer to purchase the
                                       applicable Note (in such
                                       capacity, the "Offering Agent") and the
                                       Trustee at the following applicable
                                       address: if to Merrill Lynch, Pierce,
                                       Fenner & Smith Incorporated, to:
                                       Tritech Services, 40 Colonial Drive,
                                       Piscataway, New Jersey 08854,
                                       Attention: Nachman Kimerling/Final
                                       Private Placement Memorandum Unit,
                                       (908) 885-2768, telecopier: (908)
                                       885-2774/5/6, with a copy of such
                                       Pricing Supplement to Merrill Lynch &
                                       Co., Merrill Lynch, Pierce, Fenner &
                                       Smith Incorporated, World Financial
                                       Center, North Tower, 10th Floor, New
                                       York, New York, 10281-1310, Attention:
                                       MTN Product Management, (212) 449-7476,
                                       telecopier: (212) 449-2234; if to J.P.
                                       Morgan Securities Inc., Medium Term
                                       Note Desk - 3rd Floor, 60 Wall Street,
                                       New York, New York 10260, (212)
                                       648-0591, telecopier (212) 648-5907 and
                                       if to the Trustee, to SunTrust Bank,
                                       Atlanta, 58 Edgewood Avenue, Suite 400,
                                       Atlanta, Georgia 30303, Attention:
                                       Bryan Echols, telecopier: (404)
                                       322-3966. A copy of such Pricing
                                       Supplement shall also be sent to Hogan
                                       & Hartson L.L.P., Columbia Square, 555
                                       Thirteenth Street, N.W., Washington,
                                       D.C. 20004, Attention:
                                       J. Warren Gorrell, Jr.

                                       In each instance that a Pricing
                                       Supplement is prepared, the Offering
                                       Agent will provide a copy of such
                                       Pricing Supplement to each investor or
                                       purchaser of the relevant Notes or its
                                       agent. Pursuant to Rule 434 ("Rule
                                       434") of the Securities Act of 1933, as
                                       amended, the Pricing Supplement may be
                                       delivered separately from the
                                       Prospectus. Outdated Pricing
                                       Supplements (other than those retained
                                       for files) will be destroyed.

    Settlement:                        The receipt of immediately available
                                       funds by the Operating Partnership in
                                       payment for a Note and the
                                       authentication and delivery of such
                                       Note shall, with respect to such Note,
                                       constitute "settlement". Offers
                                       accepted by the Operating Partnership
                                       will be settled in three Business Days,
                                       or at such time as the purchaser, the
                                       Offering Agent and the Operating
                                       Partnership shall agree, pursuant to
                                       the timetable for settlement set forth
                                       in Parts II and III hereof under
                                       "Settlement Procedure Timetable" with
                                       respect to Global Notes and
                                       Certificated Notes, respectively (each
                                       such date fixed for settlement is
                                       hereinafter referred to as a
                                       "Settlement Date"). If procedures A and
                                       B of the applicable Settlement
                                       Procedures with respect to a particular
                                       offer are not completed on or before
                                       the time set forth under the applicable
                                       "Settlement Procedures Timetable," such
                                       offer shall not be settled until the
                                       Business Day following the completion
                                       of settlement procedures A and B or
                                       such later date as the purchaser and
                                       the Operating Partnership shall agree.

                                       The foregoing settlement procedures may
                                       be modified with respect to any
                                       purchase of Notes by an Agent as
                                       principal if so agreed by the Operating
                                       Partnership and such Agent.

    Procedure for Changing
    Rates or Other
    Variable Terms:                     When a decision has been reached to
                                        change the interest rate or any other
                                        variable term on any Notes being sold
                                        by the Operating Partnership, the

                                        Operating Partnership will promptly
                                        advise the Agents and the Trustee by
                                        telephone and the Agents will forthwith
                                        suspend solicitation of offers to
                                        purchase such Notes. The Agents will
                                        telephone the Operating Partnership
                                        with recommendations as to the changed
                                        interest rates or other variable terms.
                                        At such time as the Operating
                                        Partnership notifies the Agents and the
                                        Trustee of the new interest rates or
                                        other variable terms, the Agents may
                                        resume solicitation of offers to
                                        purchase such Notes. Until such time,
                                        only "indications of interest" may be
                                        recorded. Immediately after acceptance
                                        by the Operating Partnership of an
                                        offer to purchase Notes at a new
                                        interest rate or new variable term, the
                                        Operating Partnership, the Offering
                                        Agent and the Trustee shall follow the
                                        procedures set forth under the
                                        applicable "Settlement Procedures."

    Suspension of
    Solicitation;
    Amendment or
    Supplement:                         The Operating Partnership may instruct
                                        the Agents to suspend solicitation of
                                        offers to purchase Notes at any time.
                                        Upon receipt of such instructions, the
                                        Agents will forthwith suspend
                                        solicitation of offers to purchase from
                                        the Operating Partnership until such
                                        time as the Operating Partnership has
                                        advised the Agents that solicitation of
                                        offers to purchase may be resumed. Any
                                        notice of an amendment or supplement to
                                        the Registration Statement or the
                                        Prospectus required to be given by the
                                        Operating Partnership to the Agents
                                        pursuant to the Distribution Agreement
                                        shall be given as so required and any
                                        amendment or supplement to the
                                        Registration Statement or the
                                        Prospectus required to be delivered or
                                        mailed to the Agents pursuant to the
                                        Distribution Agreement shall be
                                        delivered or mailed as so required in
                                        quantities which such parties may
                                        reasonably request at the following
                                        respective addresses: if to Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, World Financial Center,
                                        North Tower, 10th Floor, New York, New
                                        York 10281-1310, Attention: MTN Product
                                        Management, (212) 449-7476, telecopier:
                                        (212) 449-2234; if to J.P. Morgan
                                        Securities Inc., Medium Term Note Desk
                                        - 3rd Floor, 60 Wall Street, New York,
                                        New York 10260, (212) 648-0591,
                                        telecopier (212) 648-5907 and if to the
                                        Trustee, to: SunTrust Bank, Atlanta, 58
                                        Edgewood Avenue, Suite 400, Atlanta,
                                        Georgia 30303, Attention: Bryan Echols,
                                        telecopier: (404) 322-3966. One copy of
                                        such amendment or supplement shall be
                                        sent to Hogan & Hartson L.L.P.,
                                        Columbia Square, 555 Thirteenth Street,
                                        N.W., Washington, D.C. 20004,
                                        Attention: J. Warren Gorrell, Jr.

                                        In the event that at the time the
                                        solicitation of offers to purchase from
                                        the Operating Partnership is suspended
                                        (other than to establish or change
                                        interest rates or formulas, maturities,
                                        prices or other similar variable terms
                                        with respect to the Notes) there shall
                                        be any offers to purchase Notes that
                                        have been accepted by the Operating
                                        Partnership which have not been
                                        settled, the Operating Partnership will
                                        promptly advise the Offering Agent and
                                        the Trustee whether such offers may be
                                        settled and whether copies of the
                                        Prospectus as theretofore amended
                                        and/or supplemented as in effect at the
                                        time of the suspension may be delivered
                                        in connection with the settlement of
                                        such offers. The Operating Partnership
                                        will have the sole responsibility for
                                        such decision and for any arrangements
                                        which may be made in the event that the
                                        Operating Partnership determines that
                                        such offers may not be settled or that
                                        copies of such Prospectus may not be so
                                        delivered.

    Delivery of Prospectus
    and applicable
    Pricing Supplement:                 A copy of the most recent Prospectus and
                                        the applicable Pricing Supplement,
                                        which pursuant to Rule 434 may be
                                        delivered separately from
                                        the Prospectus, must accompany or
                                        precede the earlier of (a) the written
                                        confirmation of a sale sent to an
                                        investor or other purchaser or its
                                        agent and (b) the delivery of Notes to
                                        an investor or other purchaser or its
                                        agent.

    Authenticity of
    Signatures:                         The Agents will have no obligation or
                                        liability to the Operating Partnership
                                        or the Trustee in respect of the
                                        authenticity of the signature of any
                                        officer, employee or agent of the
                                        Operating Partnership or the Trustee on
                                        any Note.

    Documents Incorporated
    by Reference:                       The Operating Partnership shall supply
                                        the Agents with an adequate supply of
                                        all documents incorporated by reference
                                        in the Registration Statement and the
                                        Prospectus.


                       PART II:          PROCEDURES FOR NOTES ISSUED
                                             IN BOOK-ENTRY FORM

      In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Operating Partnership and The First National Bank of Chicago, as Paying Agent of the Trustee to DTC, dated January 14, 1997, and a Certificate Agreement, dated May 26, 1989, between The First National Bank of Chicago, as Paying Agent of the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

    Issuance:                           All Fixed Rate Notes issued in book-
                                        entry form having the same Original
                                        Issue Date, Specified Currency,
                                        Interest Rate, Interest Payment Dates,
                                        redemption and/or repayment terms, if
                                        any, and Stated Maturity Date
                                        (collectively, the "Fixed Rate Terms")
                                        will be represented initially by one or
                                        more Global Notes; and all Floating
                                        Rate Notes issued in book-entry form
                                        having the same Original Issue Date,
                                        Specified Currency, Interest Category,
                                        formula for the calculation of interest
                                        (including the Interest Rate Basis or
                                        Bases, which may be the CD Rate, the
                                        CMT Rate, the Commercial Paper Rate,
                                        the Eleventh District Cost of Funds
                                        Rate, the Federal Funds Rate, LIBOR,
                                        the Prime Rate or the Treasury Rate or
                                        any other interest rate basis or
                                        formula, and Spread and/or Spread
                                        Multiplier, if any), Day Count
                                        Convention, Initial Interest Rate,
                                        Index Maturity (if applicable), Minimum
                                        Interest Rate, if any, Maximum Interest
                                        Rate, if any, redemption and/or
                                        repayment terms, if any, Interest
                                        Payment Dates, Initial Interest Reset
                                        Date, Interest Reset Dates and Stated
                                        Maturity Date (collectively, the
                                        "Floating Rate Terms") will be
                                        represented initially by one or more
                                        Global Notes.

                                        For other variable terms with respect
                                        to the Fixed Rate Notes and Floating
                                        Rate Notes, see the Prospectus and the
                                        applicable Pricing Supplement.

                                        Owners of beneficial interests in
                                        Global Notes will be entitled to
                                        physical delivery of Certificated Notes
                                        equal in principal amount to their
                                        respective beneficial interests only
                                        upon certain limited circumstances
                                        described in the Prospectus.

    Identification:                     The Operating Partnership has arranged
                                        with the CUSIP Service Bureau of
                                        Standard & Poor's Corporation (the
                                        "CUSIP Service Bureau") for the
                                        reservation of one series of CUSIP
                                        numbers, which series consists of
                                        approximately 900 CUSIP numbers which
                                        have been reserved for and relate to
                                        Global Notes and the Operating
                                        Partnership has delivered to each of
                                        the Trustee and DTC such list of such
                                        CUSIP numbers. The Operating
                                        Partnership will assign CUSIP numbers
                                        to Global Notes as described below
                                        under Settlement Procedure B. DTC will
                                        notify the CUSIP Service Bureau
                                        periodically of the CUSIP numbers that
                                        the Operating Partnership has assigned
                                        to Global Notes. The Trustee will
                                        notify the Operating Partnership at any
                                        time when fewer than 100 of the
                                        reserved CUSIP numbers remain
                                        unassigned to Global Notes, and, if it
                                        deems necessary, the Operating
                                        Partnership will reserve and obtain
                                        additional CUSIP numbers for assignment
                                        to Global Notes. Upon obtaining such
                                        additional CUSIP numbers, the Operating
                                        Partnership will deliver a list of such
                                        additional numbers to the Trustee and
                                        DTC. Notes issued in book-entry form in
                                        excess of $200,000,000 (or the
                                        equivalent thereof in one or more
                                        foreign or composite currencies) in
                                        aggregate principal amount and
                                        otherwise required to be represented by
                                        the same Global Note will instead by
                                        represented by two or more Global Notes
                                        which shall all be assigned the same
                                        CUSIP number.

    Registration:                       Unless otherwise specified by DTC, each
                                        Global Note will be registered in the
                                        name of Cede & Co., as nominee for DTC,
                                        on the register maintained by the
                                        Trustee under the Indenture. The
                                        beneficial owner of a Note issued in
                                        book-entry form (i.e., an owner of a
                                        beneficial interest in a Global ----
                                        Note) (or one or more indirect
                                        participants in DTC designated by such
                                        owner) will designate one or more
                                        participants in DTC (with respect to
                                        such Note issued in book-entry form,
                                        the "Participants") to act as agent for
                                        such beneficial owner in connection
                                        with the book-entry system maintained
                                        by DTC, and DTC will record in
                                        book-entry form, in accordance with
                                        instructions provided by such
                                        Participants, a credit balance with
                                        respect to such Note issued in
                                        book-entry form in the account of such
                                        Participants. The ownership interest of
                                        such beneficial owner in such Note
                                        issued in book-entry form will be
                                        recorded through the records of such
                                        Participants or through the separate
                                        records of such Participants and one or
                                        more indirect participants in DTC.

    Transfers:                          Transfers of beneficial ownership
                                        interests in a Global Note will be
                                        accomplished by book entries made by
                                        DTC and, in turn, by Participants (and
                                        in certain cases, one or more indirect
                                        participants in DTC) acting on behalf
                                        of beneficial transferors and
                                        transferees of such Global Note.

    Exchanges:                          The Trustee may deliver to DTC and the
                                        CUSIP Service Bureau at any time a
                                        written notice specifying (a) the CUSIP
                                        numbers of two or more Global Notes
                                        outstanding on such date that represent
                                        Global Notes having the same Fixed Rate
                                        Terms or Floating Rate Terms, as the
                                        case may be (other than Original Issue
                                        Dates), and for which interest has been
                                        paid to the same date; (b) a date,
                                        occurring at least 30 days after such
                                        written notice is
                                        delivered and at least 30 days before
                                        the next Interest Payment Date for the
                                        related Notes issued in book-entry
                                        form, on which such Global Notes shall
                                        be exchanged for a single replacement
                                        Global Note; and (c) a new CUSIP
                                        number, obtained from the Operating
                                        Partnership, to be assigned to such
                                        replacement Global Note. Upon receipt
                                        of such a notice, DTC will send to its
                                        Participants (including the Trustee) a
                                        written reorganization notice to the
                                        effect that such exchange will occur on
                                        such date. Prior to the specified
                                        exchange date, the Trustee will deliver
                                        to the CUSIP Service Bureau written
                                        notice setting forth such exchange date
                                        and the new CUSIP number and stating
                                        that, as of such exchange date, the
                                        CUSIP numbers of the Global Notes to be
                                        exchanged will no longer be valid. On
                                        the specified exchange date, the
                                        Trustee will exchange such Global Notes
                                        for a single Global Note bearing the
                                        new CUSIP number and the CUSIP numbers
                                        of the exchanged Notes will, in
                                        accordance with CUSIP Service Bureau
                                        procedures, be canceled and immediately
                                        reassigned. Notwithstanding the
                                        foregoing, if the Global Notes to be
                                        exchanged exceed $200,000,000 (or the
                                        equivalent thereof in one or more
                                        foreign or composite currencies ) in
                                        aggregate principal amount, one
                                        replacement Note will be authenticated
                                        and issued to represent each
                                        $200,000,000 (or the equivalent thereof
                                        in one or more foreign or composite
                                        currencies) in aggregate principal
                                        amount of the exchanged Global Notes
                                        and an additional Global Note or Notes
                                        will be authenticated and issued to
                                        represent any remaining principal
                                        amount of such Global Notes (See
                                        "Denominations" below).

    Denominations:                      Unless otherwise specified in the
                                        applicable Pricing Supplement, Notes
                                        issued in book-entry form will be
                                        issued in denominations of $1,000 and
                                        integral multiples thereof. Each Global
                                        Note will be denominated in an
                                        aggregate principal amount not in
                                        excess of $200,000,000 (or the
                                        equivalent thereof in one or more
                                        foreign or composite currencies). If
                                        one or more Notes are issued in
                                        book-entry form having an aggregate
                                        principal amount in excess of
                                        $200,000,000 (or the equivalent thereof
                                        in one or more foreign or composite
                                        currencies) and would, but for the
                                        preceding sentence, be represented by a
                                        single Global Note, then one Global
                                        Note will be issued to represent each
                                        $200,000,000 (or the equivalent thereof
                                        in one or more foreign or composite
                                        currencies) in aggregate principal
                                        amount of such Notes issued in
                                        book-entry form and an additional
                                        Global Note will be issued to represent
                                        any remaining aggregate principal
                                        amount of such Notes issued in
                                        book-entry form. In such a case, each
                                        of the Global Notes representing Notes
                                        issued in book-entry form shall be
                                        assigned the same CUSIP number.

    Payments of Principal
    and Interest:                       Payments of Interest Only.  Promptly
                                        after each Regular Record Date, the
                                        Trustee will deliver to the Operating
                                        Partnership and DTC a written notice
                                        specifying by CUSIP number the amount
                                        of interest to be paid on each Global
                                        Note on the following Interest Payment
                                        Date (other than an Interest Payment
                                        Date coinciding with the Maturity Date)
                                        and the total of such amounts. DTC will
                                        confirm the amount payable on each
                                        Global Note on such Interest Payment
                                        Date by reference to the daily bond
                                        reports published by Standard & Poor's
                                        Corporation. On such Interest Payment
                                        Date, the

                                        Operating Partnership will pay to the
                                        Trustee in immediately available funds
                                        an amount sufficient to pay the
                                        interest then due and owing on the
                                        Global Notes, and upon receipt of such
                                        funds from the Operating Partnership,
                                        the Trustee in turn will pay to DTC
                                        such total amount of interest due on
                                        such Global Notes (other than on the
                                        Maturity Date) which is payable in U.S.
                                        dollars, at the times and in the manner
                                        set forth below under "Manner of
                                        Payment." The Trustee shall make
                                        payment of that amount of interest due
                                        and owing on any Global Notes that
                                        Participants have elected to receive in
                                        foreign or composite currencies
                                        directly to such Participants.

                                        Notice of Interest Rates. Promptly
                                        after each Interest Determination Date
                                        or Calculation Date, as the case may
                                        be, for Floating Rate Notes issued in
                                        book-entry form, the Trustee will
                                        notify each of Moody's Investors
                                        Service, Inc. and Standard & Poor's
                                        Corporation of the interest rates
                                        determined as of such Interest
                                        Determination Date.

                                        Payments at Maturity. On or about the
                                        first Business Day of each month, the
                                        Trustee will deliver to the Operating
                                        Partnership and DTC a written list of
                                        principal, premium, if any, and
                                        interest to be paid on each Global Note
                                        maturing or otherwise becoming due in
                                        the following month. The Trustee, the
                                        Operating Partnership and DTC will
                                        confirm the amounts of such principal,
                                        premium, if any, and interest payments
                                        with respect to each such Global Note
                                        on or about the fifth Business Day
                                        preceding the Maturity Date of such
                                        Global Note. On the Maturity Date, the
                                        Operating Partnership will pay to the
                                        Trustee in immediately available funds
                                        an amount sufficient to make the
                                        required payments, and upon receipt of
                                        such funds the Trustee in turn will pay
                                        to DTC the principal amount of Global
                                        Notes, together with premium, if any,
                                        and interest due on the Maturity Date,
                                        which are payable in U.S. dollars, at
                                        the times and in the manner set forth
                                        below under "Manner of Payment." The
                                        Trustee shall make payment of the
                                        principal, premium, if any, and
                                        interest to be paid on the Maturity
                                        Date of each Global Note that
                                        Participants have elected to receive in
                                        foreign or composite currencies
                                        directly to such Participants. Promptly
                                        after (i) payment to DTC of the
                                        principal, premium, if any, and
                                        interest due on the Maturity Date of a
                                        Global Note payable in U.S. dollars and
                                        (ii) payment of the principal, premium,
                                        if any, and interest due on the
                                        Maturity Date of a Global Note to those
                                        Participants who have elected to
                                        receive such payments in foreign or
                                        composite currencies, the Trustee will
                                        cancel such Global Note and deliver it
                                        to the Operating Partnership with an
                                        appropriate debit advice. On the first
                                        Business Day of each month, the Trustee
                                        will deliver to the Operating
                                        Partnership a written statement
                                        indicating the total principal amount
                                        of outstanding Global Notes as of the
                                        close of business on the immediately
                                        preceding Business Day.

                                        Manner of Payment. The total amount of
                                        any principal, premium, if any, and
                                        interest due on Global Notes on any
                                        Interest Payment Date or the Maturity
                                        Date, as the case may be, which is
                                        payable in U.S. dollars shall be paid
                                        by the Operating Partnership to the
                                        Trustee in funds available for use by
                                        the Trustee no later than 10:00 a.m.,
                                        New York City time, on such date.

                                        The Operating Partnership will make
                                        such payment on such Global Notes to an
                                        account specified by the Trustee. Upon
                                        receipt of such funds, the Trustee will
                                        pay by separate wire transfer (using
                                        Fedwire message entry instructions in a
                                        form previously specified by DTC) to an
                                        account at the Federal Reserve Bank of
                                        New York previously specified by DTC,
                                        in funds available for immediate use by
                                        DTC, each payment in U.S. dollars of
                                        principal, premium, if any, and
                                        interest due on Global Notes on such
                                        date. Thereafter on such date, DTC will
                                        pay, in accordance with its SDFS
                                        operating procedures then in effect,
                                        such amounts in funds available for
                                        immediate use to the respective
                                        Participants in whose names the
                                        beneficial interests in such Global
                                        Notes are recorded in the book-entry
                                        system maintained by DTC. Neither the
                                        Operating Partnership nor the Trustee
                                        shall have any responsibility or
                                        liability for the payment in U.S.
                                        dollars by DTC of the principal of, or
                                        premium, if any, or interest on, the
                                        Global Notes. The Trustee shall make
                                        all payments of principal, premium, if
                                        any, and interest on each Global Note
                                        that Participants have elected to
                                        receive in foreign or composite
                                        currencies directly to such
                                        Participants.

                                        Withholding Taxes. The amount of any
                                        taxes required under applicable law to
                                        be withheld from any interest payment
                                        on a Global Note will be determined and
                                        withheld by the Participant, indirect
                                        participant in DTC or other Person
                                        responsible for forwarding payments and
                                        materials directly to the beneficial
                                        owner of such Global Note.

    Settlement
    Procedures:                         Settlement Procedures with regard to
                                        each Note in book-entry form sold by an
                                        Agent, as agent of the Operating
                                        Partnership, or purchased by an Agent,
                                        as principal, will be as follows:

                                        A.  The Offering Agent will advise the
                                            Operating Partnership by telephone,
                                            confirmed by facsimile, of the
                                            following settlement information:

                                            1.     Principal Amount, Authorized
                                                   Denomination and Specified
                                                   Currency.

                                            2.     Exchange Rate Agent, if any.

                                            3.     (a) Fixed Rate Notes:

                                                       (i)   Interest Rate.

                                                       (ii)  Interest Payment
                                                             Dates.

                                                   (b) Floating Rate Notes:

                                                       (i)   Interest Category.

                                                       (ii)  Interest Rate Basis
                                                             or Bases.

                                                       (iii) Initial Interest
                                                             Rate.

                                                        (iv)  Spread and/or
                                                              Spread Multiplier,
                                                              if any.

                                                        (v)    Initial Interest
                                                               Reset Date or
                                                               Interest Reset
                                                               Dates.

                                                        (vi)   Interest Payment
                                                               Dates.

                                                        (vii)  Index Maturity,
                                                               if any.

                                                        (viii) Maximum and/or
                                                               Minimum Interest
                                                               Rates, if any.

                                                        (ix)   Day Count
                                                               Convention.

                                                        (x)    Calculation
                                                               Agent.

                                                   (c)  Discount Notes:

                                                        (i)    Issue Price

                                            4.     Price to public of such Note
                                                   or whether such Note is
                                                   being offered at varying
                                                   prices relating to
                                                   prevailing market prices at
                                                   time of resale as determined
                                                   by the Offering Agent.

                                            5.     Trade Date.

                                            6.     Settlement Date (Original
                                                   Issue Date).

                                            7.     Stated Maturity Date.

                                            8.     Whether the Operating
                                                   Partnership has the option to
                                                   extend the Stated Maturity
                                                   Date of the Note, and, if so
                                                   the final Maturity Date.

                                            9.     Redemption provisions, if
                                                   any.

                                            10.    Repayment provisions, if any.

                                            11.    Net proceeds to the Operating
                                                   Partnership.

                                            12.    The Offering Agent's discount
                                                   or commission.

                                            13.    Whether such Note is being
                                                   sold to the Offering Agent
                                                   as principal or to an
                                                   investor or other
                                                   purchaser through the
                                                   Offering Agent acting as
                                                   agent for the Operating
                                                   Partnership.

                                            14.    Such other information
                                                   specified with respect to
                                                   such Note (whether by
                                                   Addendum or otherwise).

                                        B.  The Operating Partnership will
                                            assign a CUSIP number to the Global
                                            Note representing such Note and
                                            then advise the Trustee by
                                            facsimile transmission or other
                                            electronic transmission of the
                                            above settlement information
                                            received from the Offering Agent,
                                            such CUSIP number and the name of
                                            the Offering Agent. The Operating
                                            Partnership will also advise the
                                            Offering Agent of the CUSIP number
                                            assigned to the Global Note.

                                        C.  The Trustee will communicate to DTC
                                            and the Offering Agent through
                                            DTC's Participant Terminal System a
                                            pending deposit message specifying
                                            the following settlement
                                            information:

                                            1.  The information set forth
                                                in the Settlement Procedure A.

                                            2.  Identification numbers of the
                                                participant accounts maintained
                                                by DTC on behalf of the Trustee
                                                and the Offering
                                                Agent.

                                            3.  Identification of the Global
                                                Note as a Fixed Rate Global Note
                                                or Floating Rate Global Note.

                                            4.  Initial Interest Payment
                                                Date for such Note, number of
                                                days by which such date succeeds
                                                the related record date for DTC
                                                purposes (or, in the case of
                                                Floating Rate Notes which reset
                                                daily or weekly, the date five
                                                calendar days preceding the
                                                Interest Payment Date) and, if
                                                then calculable, the amount of
                                                interest payable on such
                                                Interest Payment Date (which
                                                amount shall have been confirmed
                                                by the Trustee).

                                            5.  CUSIP number of the Global Note
                                                representing such Note.

                                            6.  Whether such Global Note
                                                represents any other Notes
                                                issued or to be issued in
                                                book-entry form.

                                        DTC will arrange for each pending
                                        deposit message described above to be
                                        transmitted to Standard & Poor's
                                        Corporation, which will use the
                                        information in the message to include
                                        certain terms of the related Global
                                        Note in the appropriate daily bond
                                        report published by Standard & Poor's
                                        Corporation.

                                        D.  The Trustee will complete and
                                            authenticate the Global Note
                                            representing such Note.

                                        E.  DTC will credit such Note to the
                                            participant account of the Trustee
                                            maintained by DTC.

                                        F.  The Trustee will enter an SDFS
                                            deliver order through DTC's
                                            Participant Terminal System
                                            instructing DTC (i) to debit such
                                            Note to the Trustee's participant
                                            account and credit such Note to the
                                            participant account of the Offering
                                            Agent maintained by DTC and (ii) to
                                            debit the settlement account of the
                                            Offering Agent and credit the
                                            settlement
                                        account of the Trustee maintained by
                                        DTC, in an amount equal to the price of
                                        such Note less such Offering Agent's
                                        discount or underwriting commission, as
                                        applicable. Any entry of such a deliver
                                        order shall be deemed to constitute a
                                        representation and warranty by the
                                        Trustee to DTC that (i) the Global Note
                                        representing such Note has been issued
                                        and authenticated and (ii) the Trustee
                                        is holding such Global Note pursuant to
                                        the Certificate Agreement.

                              G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                              H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              I. Upon receipt, the Trustee will pay the Operating Partnership, by wire transfer of immediately available funds to an account specified by the Operating Partnership to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                              J. The Trustee will send a copy of the Global Note by first class mail to the Operating Partnership and, at the request of the Operating Partnership, a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Operating Partnership has advised the Trustee but which have not yet been settled.

                              K.        If such Note was sold through the
                                        Offering Agent, as agent, the Offering
                                        Agent will confirm the purchase of such
                                        Note to the investor or other purchaser
                                        either by transmitting to the
                                        Participant with respect to such Note a
                                        confirmation order through DTC's
                                        Participant Terminal System or by
                                        mailing a written confirmation to such
                                        investor or other purchaser.

    Settlement Procedures
    Timetable:                          For offers to purchase Notes accepted
                                        by the Operating Partnership,
                                        Settlement Procedures A through K set
                                        forth above shall be completed as soon
                                        as possible following the trade but not
                                        later than the respective times (New
                                        York City time) set forth below:

                                    SETTLEMENT
                                    PROCEDURE               TIME

                                        A         11:00 a.m. on the trade date
                                                  or within one hour following
                                                  the trade

                                        B         12:00 noon on the trade date
                                                  or within one hour following
                                                  the trade

                                        C         No later than the close of
                                                  business on the trade date

                                        D         9:00 a.m. on Settlement Date

                                        E         10:00 a.m. on Settlement Date

                                        F-G       No later than 2:00 p.m. on
                                                  Settlement Date

                                        H         4:00 p.m. on Settlement Date
                                                  I-K 5:00 p.m. on Settlement
                                                  Date

                                        Settlement Procedure H is subject to
                                        extension in accordance with any
                                        extension of Fedwire closing deadlines
                                        and in the other events specified in
                                        the SDFS operating procedures in effect
                                        on the Settlement Date.

                                        If settlement of a Note issued in
                                        book-entry form is rescheduled or
                                        canceled, the Trustee will deliver to
                                        DTC, through DTC's Participant Terminal
                                        System, a cancellation message to such
                                        effect by no later than 2:00 p.m., New
                                        York City time, on the Business Day
                                        immediately preceding the scheduled
                                        Settlement Date.

    Failure to Settle:                  If the Trustee fails to enter an SDFS
                                        deliver order with respect to a Note
                                        issued in book-entry form pursuant to
                                        Settlement Procedure F, the Trustee may
                                        deliver to DTC, through DTC's
                                        Participant Terminal System, as soon as
                                        practicable a withdrawal message
                                        instructing DTC to debit such Note to
                                        the participant account of the Trustee
                                        maintained at DTC. DTC will process the
                                        withdrawal message, provided that such
                                        participant account contains a
                                        principal amount of the Global Note
                                        representing such Note that is at least
                                        equal to the principal amount to be
                                        debited. If withdrawal messages are
                                        processed with respect to all the Notes
                                        represented by a Global Note, the
                                        Trustee will mark such Global Note
                                        "canceled," make appropriate entries in
                                        its records and send certification of
                                        destruction of such canceled Global
                                        Note to the Operating Partnership. The
                                        CUSIP number assigned to such Global
                                        Note shall, in accordance with CUSIP
                                        Service Bureau procedures, be canceled
                                        and not immediately reassigned. If
                                        withdrawal messages are processed with
                                        respect to a portion of the Notes
                                        represented by a Global Note, the
                                        Trustee will exchange such Global Note
                                        for two Global Notes, one of which
                                        shall represent the Global Notes for
                                        which withdrawal messages are processed
                                        and shall be canceled immediately after
                                        issuance and the other of which shall
                                        represent the other Notes previously
                                        represented by the surrendered Global
                                        Note and shall bear the CUSIP number of
                                        the surrendered Global Note.

                                        In the case of any Note in book-entry
                                        form sold through the Offering Agent,
                                        as agent, if the purchase price for any
                                        such Note is not timely paid to the
                                        Participants with respect thereto by
                                        the beneficial investor or other
                                        purchaser thereof (or a person,
                                        including an indirect participant in
                                        DTC,
                                        acting on behalf of such investor or
                                        other purchaser), such Participants
                                        and, in turn, the related Offering
                                        Agent may enter SDFS deliver orders
                                        through DTC's Participant Terminal
                                        System reversing the orders entered
                                        pursuant to Settlement Procedures F and
                                        G, respectively. Thereafter, the
                                        Trustee will deliver the withdrawal
                                        message and take the related actions
                                        described in the preceding paragraph.
                                        If such failure shall have occurred for
                                        any reason other than default by the
                                        Offering Agent to perform its
                                        obligations hereunder or under the
                                        Distribution Agreement, the Operating
                                        Partnership will reimburse such
                                        Offering Agent on an equitable basis
                                        for its loss of the use of funds during
                                        the period when the funds were credited
                                        to the account of the Operating
                                        Partnership.

                                        Notwithstanding the foregoing, upon any
                                        failure to settle with respect to a
                                        Note in book-entry form, DTC may take
                                        any actions in accordance with its SDFS
                                        operating procedures then in effect. In
                                        the event of a failure to settle with
                                        respect to a Note that was to have been
                                        represented by a Global Note also
                                        representing other Notes, the Trustee
                                        will provide, in accordance with
                                        Settlement Procedure D, for the
                                        authentication and issuance of a Global
                                        Note representing such remaining Notes
                                        and will make appropriate entries in
                                        its records.

                  PART III: PROCEDURES FOR CERTIFICATED NOTES

    Denominations:                      Unless otherwise specified in the
                                        applicable Pricing Supplement, the
                                        Certificated Notes will be issued in
                                        denominations of $1,000 and integral
                                        multiples thereof.

    Payments of Principal,
    Premium, if any,
    and Interest:                       Upon presentment and delivery of the
                                        Certificated Note, the Trustee upon
                                        receipt of immediately available funds
                                        from the Operating Partnership will pay
                                        the principal of, and premium, if any,
                                        and interest on, each Certificated Note
                                        on the Maturity Date in immediately
                                        available funds. All interest payments
                                        on a Certificated Note, other than
                                        interest due on the Maturity Date, will
                                        be made by check mailed to the address
                                        of the person entitled thereto as such
                                        address shall appear in the Security
                                        Register; provided, however, that
                                        Holders of $10,000,000 (or, if the
                                        applicable Specified Currency is other
                                        than United States dollars, the
                                        equivalent thereof in such Specified
                                        Currency) or more in aggregate
                                        principal amount of Certificated Notes
                                        (whether having identical or different
                                        terms and provisions) shall be entitled
                                        to receive such interest payments by
                                        wire transfer of immediately available
                                        funds if appropriate wire transfer
                                        instructions have been received in
                                        writing by the Trustee not less than 15
                                        calendar days prior to the applicable
                                        Interest Payment Date.

                                        The Trustee will provide monthly to the
                                        Operating Partnership a list of the
                                        principal, premium, if any, and
                                        interest to be paid on Certificated
                                        Notes maturing in the next succeeding
                                        month. The Trustee will be responsible
                                        for withholding taxes on interest paid
                                        as required by applicable law.

                                        Certificated Notes presented to the
                                        Trustee on the Maturity Date for
                                        payment will be canceled by the
                                        Trustee. All canceled Certificated
                                        Notes held by the Trustee shall be
                                        destroyed, and the Trustee shall
                                        furnish to the Operating Partnership a
                                        certificate with respect to such
                                        destruction.

    Settlement
    Procedures:                         Settlement Procedures with regard to
                                        each Certificated Note purchased by an
                                        Agent, as principal, or through an
                                        Agent, as agent, shall be as
                                        follows:

                                        A.  The Offering Agent will advise the

                                            Operating Partnership by telephone
                                            of the following Settlement
                                            information with regard to each
                                            Certificated Note:

                                            1.  Exact name in which the
                                                Certificated Note(s) is to be
                                                registered (the "Registered
                                                Owner").

                                        2.        Exact address or addresses of
                                                  the Registered Owner for
                                                  delivery, notices and
                                                  payments of principal,
                                                  premium, if any, and
                                                  interest.

                                        3.        Taxpayer identification
                                                  number of the Registered
                                                  Owner.

                                        4.        Principal Amount, Authorized
                                                  Denomination and Specified
                                                  Currency.

                                        5.        Exchange Rate Agent, if any.

                                        6.        (a) Fixed Rate Notes:

                                                      (i)   Interest Rate.

                                                      (ii)  Interest Payment
                                                            Dates.

                                                      (iii) Whether such Note is
                                                            being issued with
                                                            Original Issue
                                                            Discount and, if so,
                                                            the terms thereof.

                                                  (b) Floating Rate Notes:

                                                      (i)   Interest Category.

                                                      (ii)  Interest Rate Basis
                                                            or Bases.

                                                      (iii) Initial Interest
                                                            Rate.

                                                      (iv)  Spread and/or Spread
                                                            Multiplier, if any.

                                                      (v)   Initial Interest
                                                            Reset Date and
                                                            Interest Reset
                                                            Dates.

                                                      (vi)  Interest Payment
                                                            Dates.

                                                      (vii) Index Maturity,
                                                            if any.

                                                      (viii)Maximum and/or
                                                            Minimum Interest
                                                            Rates, if any.

                                                      (ix)  Day Count
                                                            Convention.

                                                      (x)   Calculation Agent.

                                        7.        Price to public of such Note
                                                  or whether such Note is being
                                                  offered at varying prices
                                                  relating to prevailing market
                                                  prices at time of resale as
                                                  determined by the Offering
                                                  Agent.

                                        8.        Trade Date.

                                        9.        Settlement Date (Original
                                                  Issue Date).

                                        10.       Stated Maturity Date.

                                        11.       Whether the Operating
                                                  Partnership has the option to
                                                  extend the Stated Maturity
                                                  Date of the Note, and, if so
                                                  the final Maturity Date.

                                        12.       Redemption provisions, if
                                                  any.

                                        13.       Repayment provisions, if any.

                                        14.       Net proceeds to the Operating
                                                  Partnership.

                                        15.       The Offering Agent's discount
                                                  or commission.

                                        16.       Whether such Note is being
                                                  sold to the Offering Agent as
                                                  principal or to a n investor
                                                  or other purchaser through
                                                  the Offering Agent acting as
                                                  agent for the Operating
                                                  Partnership.

                                        17.       Such other information
                                                  specified with respect to
                                                  such Note (whether by
                                                  Addendum or otherwise).

                              B.        After receiving such settlement
                                        information from the Offering Agent,
                                        the Operating Partnership will advise
                                        the Trustee of the above settlement
                                        information by facsimile transmission
                                        confirmed by telephone. The Operating
                                        Partnership will cause the Trustee to
                                        issue, authenticate and deliver the
                                        Certificated Note.

                              C.        The Trustee will complete the
                                        Certificated Note in the form approved
                                        by the Operating Partnership and the
                                        Offering Agent, and will make three
                                        copies thereof (herein called "Stub 1",
                                        "Stub 2" and "Stub 3"):

                                        1.        Certificated Note with the
                                                  Offering Agent's
                                                  confirmation, if traded on a
                                                  principal basis, or the
                                                  Offering Agent's customer
                                                  confirmation, if traded on an
                                                  agency basis.

                                        2.        Stub 1 for Trustee.

                                        3.        Stub 2 for Offering Agent.

                                        4.        Stub 3 for the Operating
                                                  Partnership.

                              D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York 10041, Attention: Al Mitchell, (212) 558-2405, telecopier:
                                        (212) 558-2457;

                                        if to J.P. Morgan Securities Inc.,
                                        NSCC-NY Window, 55 Water Street -
                                        Concourse Level, New York, New York
                                        10041 Attn: Bill Davis. The Trustee
                                        will keep Stub 1. The Offering Agent
                                        will acknowledge receipt of the
                                        Certificated Note through a broker's
                                        receipt and will keep Stub 2. Delivery
                                        of the Certificated Note will be made
                                        only against such acknowledgment of
                                        receipt. Upon determination that the
                                        Certificated Note has been authorized,
                                        delivered and completed as
                                        aforementioned, the Offering Agent will
                                        wire the net proceeds of the
                                        Certificated Note after deduction of
                                        its applicable commission to the
                                        Operating Partnership pursuant to
                                        standard wire instructions given by the
                                        Operating Partnership.

                              E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                              F. The Trustee will send Stub 3 to the Operating Partnership.

    Settlement
    Procedures
    Timetable:                          For offers to purchase Certificated
                                        Notes accepted by the Operating
                                        Partnership, Settlement Procedures A
                                        through F set forth above shall be
                                        completed as soon as possible following
                                        the trade but not later than the
                                        respective times (New York City time)
                                        set forth below:

                                        SETTLEMENT
                                        PROCEDURE                TIME

                                        A         11:00 a.m. on the trade date
                                                  or within one hour following
                                                  the trade

                                        B         12:00 noon on the trade date
                                                  or within one hour following
                                                  the trade

                                        C-D       2:15 p.m. on Settlement Date

                                        E         3:00 p.m. on Settlement Date

                                        F         5:00 p.m. on Settlement Date

    Failure to Settle:                  In the case of Certificated Notes sold
                                        through the Offering Agent, as agent,
                                        if an investor or other purchaser of a
                                        Certificated Note from the Operating
                                        Partnership shall either fail to accept
                                        delivery of or fail to make payment for
                                        such Certificated Note on the date
                                        fixed for settlement, the Offering
                                        Agent will forthwith notify the Trustee
                                        and the Operating Partnership by
                                        telephone, confirmed in writing, and
                                        return such Certificated Note to the
                                        Trustee.

                                        The Trustee, upon receipt of such
                                        Certificated Note from the Offering
                                        Agent, will immediately advise the
                                        Operating Partnership and the Operating
                                        Partnership will promptly arrange to
                                        credit the account of the Offering
                                        Agent in an amount of immediately
                                        available funds equal to the
                                        amount previously paid to the Operating
                                        Partnership by such Offering Agent in
                                        settlement for such Certificated Note.
                                        Such credits will be made on the
                                        Settlement Date if possible, and in any
                                        event not later than the Business Day
                                        following the Settlement Date; provided
                                        that the Operating Partnership has
                                        received notice on the same day. If
                                        such failure shall have occurred for
                                        any reason other than default by the
                                        Offering Agent to perform its
                                        obligations hereunder or under the
                                        Distribution Agreement, the Operating
                                        Partnership will reimburse such
                                        Offering Agent on an equitable basis
                                        for its loss of the use of funds during
                                        the period when the funds were credited
                                        to the account of the Operating
                                        Partnership. Immediately upon receipt
                                        of the Certificated Note in respect of
                                        which the failure occurred, the Trustee
                                        will cancel and destroy such
                                        Certificated Note, make appropriate
                                        entries in its records to reflect the
                                        fact that such Certificated Note was
                                        never issued, and accordingly notify in
                                        writing the Operating Partnership.